UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director.

On April 1, 2016, the Board of Directors (the “Board”) of Jaguar Animal Health, Inc. (the “Company”), by resolution as contemplated in the Company’s bylaws, increased the size of the Board from five to six Directors.  In connection therewith, and to fill the newly created vacancy, the Board appointed John Micek III, age 63, to serve as a Class II director of the Company until the 2017 annual meeting of stockholders or until his successor is elected and qualified.  Mr. Micek was also appointed by the Board to serve as the chairperson of the Audit Committee, replacing Mr. Bochnowski, and as a member of its Compensation Committee and Nominating Committee.

Accordingly, the current composition of the Board’s committees is as follows:

Audit Committee: Messrs. Bochnowski, Micek and Qiu and Dr. Yang

Compensation Committee:  Messrs. Bochnowski, Kamphuis and Micek

Nominating Committee: Messrs. Bochnowski, Kamphuis and Micek

From 2000 to 2010, Mr. Micek was managing director of Silicon Prairie Partners, LP, a Palo Alto, California based family-owned venture fund. Since 2010, Mr. Micek has been managing partner of Verdant Ventures, a merchant bank dedicated to sourcing and funding university and corporate lab spinouts in areas including pharmaceuticals and cleantech.  Mr. Micek serves on the board of directors of Armanino Foods of Distinction, Innovaro Corporation and JAL/Universal Assurors. He is also a board member and CEO and CFO of Enova Systems, and from March 2014 to August 2015 he served as interim CFO for Smith Electric Vehicles Inc.  From 2000 to 2003, he was on the board of directors of Universal Warranty Corporation, a wholly-owned subsidiary of GMACI (a General Motors subsidiary). Mr. Micek is a cum laude graduate of Santa Clara University, and the University of San Francisco School of Law, and is a practicing California attorney specializing in financial services. Additionally, he was an adjunct faculty professor in Corporate Governance and Ethics at the graduate school of Economics at the University of San Francisco in 2013 and 2014.  Mr. Micek’s extensive experience with venture capital backed healthcare companies and experience as both an executive officer and member of the board of directors of numerous companies led the Board to conclude that he is qualified to serve as a director of the Company.

On April 6, 2016, the Company issued a press release with respect to the foregoing, a copy of which is filed as Exhibit 99.1 hereto.

In connection with his appointment to the Board and its Committees, the Board, upon recommendation of the Compensation Committee, granted Mr. Micek options to purchase 100,177 shares of the Company’s common stock under its 2014 Stock Incentive Plan, all of which vest monthly over 3-years such that they are vested in full on the 3-year anniversary of the grant date, have an exercise price of $1.58 per share, and expire 10-years from the grant date.

Item 9.01                      Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release of Jaguar Animal Health, Inc., dated April 6, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

By:	/s/ Karen S. Wright
Name: Karen S. Wright
Title: Chief Financial Officer

Date: April 6, 2016

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